UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2018

INNERWORKINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 850 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 642-3700 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Don Pearson as Chief Financial Officer and Related Employment Agreement

On January 4, 2019, InnerWorkings, Inc. (the “Company”) announced that it has named Donald W. Pearson as Executive Vice President and Chief Financial Officer of the Company, effective as of January 10, 2019 (the “Effective Date”).

Mr. Pearson, age 57, has been a private investor and independent consultant since October 2016. From June 2015 to October 2016, Mr. Pearson was Executive Vice President and Chief Financial Officer of BWAY Corporation. Previously, Mr. Pearson served as Senior Vice President and Chief Financial Officer of Sparton Corporation from September 2014 to June 2015 and as Senior Vice President and Chief Financial Officer of AMCOL International Corporation from 2008 to 2014. Mr. Pearson holds a Master of Business Administration from the University of Chicago and a Bachelor of Arts in Accounting from Augustana College.

In connection with his appointment as Executive Vice President and Chief Financial Officer, Mr. Pearson and the Company entered into an Employment Agreement, dated December 31, 2018 and effective as of the Effective Date (the “Pearson Employment Agreement”). Pursuant to the Pearson Employment Agreement, Mr. Pearson will receive an annual base salary of not less than $450,000. Mr. Pearson will also be entitled to a target annual bonus opportunity equal to not less than 75% of his annual base salary, with a maximum bonus opportunity of 200% of his performance bonus target. The Pearson Employment Agreement also entitles Mr. Pearson to a long-term incentive grant, to be issued on or as soon as practicable following the Effective Date, equal to $750,000 in grant date target value that will consist of restricted stock units vesting on the third anniversary of the date of grant. Beginning in 2019, Mr. Pearson will also be entitled to annual long-term incentive awards, as approved by the Compensation Committee of the Company’s Board of Directors (the “Board”) in its discretion, with a targeted grant date value of 100% of Mr. Pearson’s base salary.

In the event Mr. Pearson is terminated by the Company without “cause” or if he resigns for “good reason” (each as defined in the Pearson Employment Agreement), Mr. Pearson would be entitled to receive, following his execution and non-revocation of a release of claims, (i) an amount, payable in equal installments over a 12 month period, equal to the sum of (A) his annual base salary in effect on the date of termination and (B) his target annual bonus for the fiscal year in which the date of termination occurs, (ii) his prorated annual bonus based on the Company’s actual performance for the year in which such date of termination occurs, (iii) immediate vesting of all outstanding equity-based awards which would otherwise have vested based solely on the passage of time if his employment had continued for a period of 12 months following the date of termination, and (iv) immediate vesting of the pro rata portion of equity-based awards which would otherwise have vested based on performance if Mr. Pearson had remained employed for a period of 12 months following the date of termination. In the event Mr. Pearson experiences a “qualifying termination” of employment in connection with a “change in control” (each as defined in the Pearson Employment Agreement), Mr. Pearson would, in addition to the benefits set forth above, be entitled to immediate vesting of all outstanding equity-based awards (including immediate vesting at the target level of performance for equity-based awards which would otherwise vest based on performance).

Upon a termination of employment for any reason, Mr. Pearson would continue to be subject to non-competition and non-solicitation restrictive covenants for two years following his termination.

The Pearson Employment Agreement has a term expiring on January 7, 2020, unless earlier terminated by either party, and will automatically renew for successive one-year periods unless either party delivers a notice of non-renewal.

The foregoing description of the Pearson Employment Agreement is a summary only and is qualified in its entirety by reference to the full text of the Pearson Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There is no arrangement or understanding between Mr. Pearson and any other person pursuant to which Mr. Pearson was appointed as an executive officer of the Company. There are no family relationships between Mr. Pearson and any director or executive officer of the Company, and Mr. Pearson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Transition Agreement with Mr. Hodgkins

Charles Hodgkins, the Company’s current Interim Chief Financial Officer, notified the Company on December 29, 2018 that he will be ending his employment with the Company as of January 15, 2019. In order to provide for an efficient and orderly transition, the Company has entered into a Transition Agreement with Mr. Hodgkins, dated January 3, 2019 (the “Transition Agreement”). Pursuant to the Transition Agreement, Mr. Hodgkins will serve as senior advisor to the Company from January 15, 2019 through

June 30, 2019 (the “Advisory Period”), providing advice and support in a number of key areas including the orientation of Mr. Pearson.

Under the Transition Agreement, Mr. Hodgkins will receive advisory fees for the Advisory Period as follows: (1) $9,000 per month, to be paid semi-monthly in arrears; (2) a one-time payment of $60,000, to be paid on March 31, 2019; and (3) a one-time payment of $100,000, to be paid on June 30, 2019. Mr. Hodgkins will not participate in the Company’s annual bonus program for 2019, and any annual bonus for 2018 will be determined at the discretion of the Board. Subject to Mr. Hodgkins’ continued compliance with the terms of the Transition Agreement and his previously agreed employment agreement, Mr. Hodgkins’ equity awards will continue to vest in accordance with their terms for so long as he remains senior advisor to the Company.

The foregoing description of the Transition Agreement is a summary only and is qualified in its entirety by reference to the full text of the Transition Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 8.01 Other Items

On January 4, 2019, the Company issued a press release announcing Mr. Pearson’s appointment as Executive Vice President and Chief Financial Officer of the Company, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Employment Agreement between InnerWorkings, Inc. and Donald W. Pearson, dated December 31, 2018.
10.2	Transition Agreement between InnerWorkings, Inc. and Charles Hodgkins, dated January 3, 2019.
99.1	Press Release dated January 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: January 4, 2019	By:	/s/ Oren B. Azar
	Name:	Oren B. Azar
	Title:	General Counsel